UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 6, 2013

NEWELL RUBBERMAID INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Glenlake Parkway Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (770) 418-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 6, 2013, Newell Rubbermaid Inc. (the “Company”) amended and restated its accounts receivable facility, entering into the Amended and Restated Loan and Servicing Agreement, dated as of September 6, 2013 (the “Amended and Restated LSA”), among EXPO Inc., as Borrower, the Company, as Servicer, the Conduit Lenders, the Committed Lenders and the Managing Agents named therein, and PNC Bank, National Association, as the Structuring Agent and the Administrative Agent.

The primary purposes of the Amended and Restated LSA were to extend the termination date of the facility to September 2015 due to the pending expiration in September 2013, increase the term of the facility from 364 days to two years, increase aggregate commitments to $350,000,000 (from $200,000,000) and add PNC Bank, National Association, as a Committed Lender and Managing Agent and as the Structuring Agent and the Administrative Agent.

Under the facility, the Company and certain operating subsidiaries (collectively, “the Originators”) sell their receivables to Borrower as the receivables are originated. Borrower is wholly owned by the Company and is the owner of the purchased receivables and is the Borrower under the Amended and Restated LSA. The assets of Borrower are restricted as collateral for the payment of debt or other obligations arising under the facility, and Borrower’s assets and credit are not available to satisfy the debts and obligations owed to the Company’s or any other Originator’s creditors. The Company includes Borrower’s assets, liabilities and results of operations in its consolidated financial statements.

The aggregate commitment under the Amended and Restated LSA is $350,000,000. As of September 6, 2013, $200,000,000 was outstanding under the Amended and Restated LSA. Interest accrues at a rate based on (i) LIBOR, (ii) commercial paper interest rates, or (iii) a base rate equal to the highest of (x) the prime rate, (y) the federal funds rate plus 0.50% or (z) one month LIBOR plus 1.00%. Borrower paid customary amendment fees and will pay customary annual used and unused commitment fees.

The Amended and Restated LSA contains representations, warranties, covenants and indemnities customary for facilities of this type, including the obligation of the Company to maintain the same interest coverage ratio as it is required to maintain under its revolving credit facility.

Certain of the institutions that are parties to the Amended and Restated LSA and their affiliates have provided, from time to time, and may continue to provide, commercial banking, financial and other services to the Company, including participating in the Company’s revolving credit facility, for which the Company has paid and will continue to pay customary fees.

The foregoing description of the Amended and Restated LSA is qualified in its entirety by reference to the copy of such document attached hereto as Exhibit 10.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit

10.1	Amended and Restated Loan and Servicing Agreement, dated as of September 6, 2013, among EXPO Inc., as Borrower, the Company, as Servicer, the Conduit Lenders, the Committed Lenders and the Managing Agents named therein, and PNC Bank, National Association, as the Structuring Agent and the Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2013	NEWELL RUBBERMAID INC.

	By:	/s/ John K. Stipancich
John K. Stipancich
Executive Vice President, General Counsel and Corporate Secretary and Executive Leader EMEA